EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference of our report dated March 10, 2000, on our audits of the balance sheets of Motiva Enterprises LLC as of December 31, 1999 and 1998, and the related statements of income, owners' equity and cash flows for the year ended December 31, 1999 and the six months ended December 31, 1998, included in the Annual Report on Form 10-K of Texaco Inc. for the year ended December 31, 1999, into the following previously filed Registration Statements:

                1.  Form S-3              File Number 33-31148
                2.  Form S-8              File Number 2-67125
                3.  Form S-8              File Number 2-76755
                4.  Form S-8              File Number 2-90255
                5.  Form S-8              File Number 33-34043
                6.  Form S-3              File Number 33-50553 and 33-50553-01
                7.  Form S-8              File Number 333-11019
                8.  Form S-3              File Number 333-82893 and 333-82893-01
                9.  Form S-8              File Number 333-73329







Arthur Andersen LLP



Deloitte & Touche LLP



PricewaterhouseCoopers LLP



Houston, Texas
March 24, 2000